Exhibit 23.1
Global Traffic Network, Inc.
880 Third Avenue
New York, New York
UNITED STATES OF AMERICA
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of Global Traffic Network, Inc. of our reports dated September 9, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in the Global Traffic Network, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2008.
BDO Kendalls (NSW)
Sydney, NSW, Australia
May 28, 2009